FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                         PETER KIEWIT SONS', INC.
           (Exact name of registrant as specified in its charter)

Delaware	                                           									    47-0210602
(State of incorporation) 			                  				         (I.R.S. Employer
                                                        Identification No.)
1000 Kiewit Plaza
Omaha, Nebraska	                                           									  68131
(Address of principal	                           								        (Zip code)
executive offices)

                           PETER KIEWIT SONS', INC.
                           EMPLOYEE OWNERSHIP PLAN
                           (Full title of the plan)

                           Kenneth D. Gaskins, Esq.
                           Peter Kiewit Sons', Inc.
                             1000 Kiewit Plaza
                           Omaha, Nebraska   68131
                               (402) 342-2052
                     (Name, address and telephone number
                            of agent for service)



                       Calculation of Registration Fee

                                         Proposed
                                         Maximum	    Proposed
                         Amount		        Offering		  Maximum	     Amount of
Title of Securities	   		to be         		Price Per	  Offering	 	  Registration
to be Registered				     Registered	     Share		     Price		      Fee
_____________________________________________________________________________

Class C Construction			  1,000,000	      40.00		     $40,000,000	 $12,121
& Mining Group	       			shares
Restricted Redeemable
Convertible Exchangeable
Common Stock, par value
$.0625 per share



                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.

     The information furnished to participants is not required to be filed with this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 28, 1996.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December
28, 1996.

     (c)  Descriptions of the Company's Class C Construction
& Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock") and Class D Diversified Group Convertible Exchangeable Common Stock ("Class D Stock") contained in the Company's Registration Statement on Amendment No. 3 to Form S-4 filed August 7, 1995 (SEC File No. 33-60977).

     All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Class C Stock

     The description of this class of securities is incorporated by reference. See Item 3(c) above.

Class D Stock

     The description of this class of securities is incorporated by reference. See Item 3(c) above. Although Class D Stock is not being offered for sale pursuant to this Registration Statement, Class C Stock is convertible into Class D Stock and vice versa, under specified conditions.


Item 5.  Interests of Named Experts and Counsel

     The legality of the securities offered by this Prospectus have been passed upon for the Company by Kenneth D. Gaskins. Mr. Gaskins, Corporate Counsel, is an employee of the Company. Mr. Gaskins does not own any shares of the Company's Class C Stock, and will not be offered the opportunity to purchase securities in this offering.


Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Company's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law empowers the Company to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities. The Company does maintain such insurance.

Item 7.  Exemption from Registration Claimed

     No restricted securities are to be reoffered or resold pursuant to this registration statement.

Item 8.  Exhibits

     Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
Number 	          Description

4.1		             Certificate of Incorporation (Exhibit 3.1 to the
                  Company's Annual Report on Form 10-K for 1991).

4.2 		            By-laws (Exhibit 3.4 to the Company's Annual Report on
                  Form 10-K for 1992).

4.3		             Indenture dated as of July 1, 1986 between the
                  Company and the predecessor of First Bank National Association Omaha as Trustee (Exhibit 4.2 to Amendment No. 1 to the Company's Form S-1 Registration Statement filed August 11, 1986).

4.4		             Form of Stock Repurchase Agreement for Employee
                  Stockholders (Exhibit 2.1 to the Company's Registration Statement on Form 8-A filed February 20, 1992).

4.5		             Form of Agreement with respect to Convertible
                  Debentures of Peter Kiewit Sons', Inc. (Exhibit 4.6 to Amendment No. 1 to the Company's Form S-1 Registration Statement filed August 11, 1986).

5		               Opinion of Kenneth D. Gaskins, Esq., with respect
                  to legality of securities being registered.

23.1		            Consent of Coopers & Lybrand L.L.P.

23.2		            Consent of Counsel (included in Exhibit 5).


Item 9.  Undertakings

     (a)	The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)	The undersigned registrant hereby undertakes to deliver
or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of
1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d)	The undersigned registrant hereby undertakes to deliver,
or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     (e)	The undersigned registrant hereby undertakes to transmit
or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

     (f)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of issue.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 23rd day of April, 1997.


                                        PETER KIEWIT SONS', INC.


                                        By: /s/ Richard R. Jaros
                                        Richard R. Jaros
                                        Executive Vice President -
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 23rd day of April, 1997.

/s/ Walter Scott, Jr.	                  Chairman of the Board and President
Walter Scott, Jr. 					                 (principal executive officer)

/s/ Richard R. Jaros                   	Director, Executive Vice President-
Richard R. Jaros 	                  				Chief Financial Officer
                                        (principal financial officer)

/s/ Eric J. Mortensen                  	Controller
Eric J. Mortensen		                  			(principal accounting officer)


/s/ Richard W. Colf
Richard W. Colf, Director


/s/ James Q. Crowe                     	/s/ Tait P. Johnson
James Q. Crowe, Director            				Tait P. Johnson, Director


/s/ Robert B. Daugherty                 /s/ Robert E. Julian
Robert B. Daugherty, Director	       			Robert E. Julian, Director


/s/ Richard Geary                      	/s/ Leonard W. Kearney
Richard Geary, Director             				Leonard W. Kearney, Director


/s/ Bruce E. Grewcock                   /s/ Peter Kiewit, Jr.
Bruce E. Grewcock, Director 	        			Peter Kiewit, Jr., Director


/s/ William L. Grewcock               		/s/ Kenneth E. Stinson
William L. Grewcock, Director       				Kenneth E. Stinson, Director


/s/ Charles M. Harper                   /s/ George B. Toll, Jr.
Charles M. Harper, Director         				George B. Toll, Jr., Director






                         PETER KIEWIT SONS', INC.

                           INDEX TO EXHIBITS



Exhibit
No.         		Description of Exhibit

5	           	Legal opinion of Kenneth D. Gaskins, Esq.

23.1		        Consent of Coopers & Lybrand L.L.P.